Exhibit 5.1 and 23.3

                LEATHERWOOD WALKER TODD & MANN, P.C.

JOHN E. JOHNSTON, JR.

HARVEY G. SANDERS, JR.

DAVID A. QUATTLEBAUM III

JOSEPH E. MAJOR

DUKE K. MCCALL, JR.

EARLE G. PREVOST

J. RICHARD KELLY

A. MARVIN QUATTLEBAUM

JACK H. TEDARDS, JR.

F. MARION HUGHES

MICHAEL J. GIESE

MARK R. HOLMES

WILLIAM L. DENNIS

NATALMA M. MCKNEW

ROBERT A. DEHOLL

RICHARD L. FEW, JR.

STEVEN E. FARRAR

NANCY HYDER ROBINSON

H. GIBERT SANDERS, III

THOMAS W. EPTING

JAMES L. ROGERS, JR

DAVID E. HODGE

FRANK C. WILLIAMS III

WILLIAM L. PITMAN*

ROBERT D. MOSELEY, JR

JAMES T. HEWITT

KURT M. ROZELSKY

J. TOD HYCHE

LAUREL R.S. BLAIR

JAMILE J. FRANCIS III

JOHN P. RIORDAN

DANIEL C. PATTERSON

SEANN GRAY TZOUVELEKAS

LANGDON CHEVES III

WILLIAM B. SWENT

LAURIN MILFORD MCDONALD

MICHELE FULLER LYERLY

PETER A. RUTLEDGE

PAUL E. HAMMACK

PETER B. BYFORD

CARI V. HICKS

MARY H. WATTERS

J. KURT SCHUMACHER, JR.**

JONATHAN D. HAMMOND

JENNIFER ADAMSON MOORHEAD

ALEXANDRE N. MACCLENAHAN

J. DERHAM COLE, JR.

ERIKA B. NEWSOM

ZANDRA L. JOHNSON

S. BROOKE CHAPMAN

JESSICA L. ANDERSON

P. GRIFFIN BELL

THOMAS M. LARKIN

REBECCA H. ZABEL

ATTORNEYS AT LAW THE LEATHERWOOD PLAZA 300 EAST MCBEE AVENUE, SUITE 500 GREENVILLE, SOUTH CAROLINA 29601 FAX: (864) 240-2477 TELEPHONE: (864) 242-6440 December 27, 2005

Mailing Address:

Post Office Box 87

Greenville, SC 29602-0087

COUNSEL:

JAMES H. WATSON

D.B. LEATHERWOOD

1896-1989

WESLEY M. WALKER

1915-1999

FLETCHER C. MANN

1921-2003

WRITER’S

Direct Dial: 864-240-2473

Direct Fax: 864-240-2479

E-Mail: rfew@lwtm.com

*	Admitted in the Commonwealth of Virginia only
**	Admitted in the Commonwealth of Massachusetts only

Board of Directors

Computer Software Innovations, Inc.

1661 East Main Street

Easley, South Carolina 29640

Re:    Computer Software Innovations, Inc. 2005 Incentive Compensation Plan

Ladies and Gentlemen:

This letter is delivered to you in connection with the actions taken and proposed to be taken by Computer Software Innovations, Inc., a Delaware corporation (the “Company”), with respect to the offer and sale from time to time pursuant to the Computer Software Innovations, Inc. 2005 Incentive Compensation Plan (the “Plan”) of certain shares of common stock of the Company (the “Common Stock”) in accordance with the terms of the Plan (the “Offering”). We have reviewed the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) to effect the registration of the Common Stock under the Securities Act of 1933, as amended.

We have examined such proceedings, records and documents of the Company as we considered necessary for the purposes of this opinion.

The opinion expressed herein is limited in all respects to the application of the law of the State of Delaware.

Based on the foregoing, and subject to the limitations and qualifications set forth herein, it is our opinion that the aforementioned shares of Common Stock, when issued against payment therefor pursuant to the Offering, will be validly issued, fully paid and non-assessable under the laws of the State of Delaware.

December 27, 2005

Our opinion is expressed as of the date hereof, and we do not assume any obligation to update or supplement our opinion to reflect any fact or circumstance subsequently arising or any change in law subsequently occurring after such date. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

Very truly yours,

LEATHERWOOD WALKER TODD & MANN, P.C.

/s/ Richard L. Few, Jr. Richard L. Few, Jr., a Shareholder